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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        October 10, 1997
                                                --------------------------------

First Chicago NBD Corporation
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(Exact name of registrant as specified in its charter)


Delaware                                  1-7127                 38-1984850
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(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


One First National Plaza, Chicago, IL                               60670
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(Address of principal executive offices)                         (ZIP Code)


Registrant's telephone number, including area code   312-732-4000
                                                     ------------
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Item 5.  Other Events
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     CHICAGO, October 10, 1997 --  First Chicago NBD Corporation today announced the redemption on November 17, 1997, of all shares outstanding of its 8.45% Cumulative Preferred Stock, Series E ($625 stated value) and the related redemption of all outstanding depositary shares representing a one-twenty-fifth interest in each share of the Series E Preferred. The redemption price is $25.27 per depositary share, which includes accrued and unpaid dividends of $0.27 per depositary share.

     The Corporation is sending a notice of redemption to registered holders of the depositary shares today. To receive the redemption payment, holders of the depositary shares will be instructed to deliver their depositary receipts and a transmittal form to First Chicago Trust Company of New York at one of the following addresses:

By Mail:
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First Chicago Trust Company of New York
Tenders & Exchanges
Suite 4660
P.O. Box 2565
Jersey City, N.J. 07303-2565

By Overnight Courier:
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First Chicago Trust Company of New York
Tenders & Exchanges
Suite 4680
14 Wall Street, 8th Floor
New York, NY 10005

By Hand:
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First Chicago Trust Company of New York
ATTN: Tenders & Exchanges
C/O The Depository Trust Company
55 Water Street, DTC TAD
Vietnam Veterans Memorial Plaza
New York, NY 10041
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Pursuant to the requirements of the Securities Exchange Act of l934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        First Chicago NBD Corporation
                                        ------------------------------
                                        (Registrant)


Date:  October 10, 1997                      By:      \s\ M. Eileen Kennedy
      -------------------                       --------------------------------
                                             Title: Senior Vice President and
                                                      Treasurer